Cane & Associates, LLP		3273 E. Warm Springs Rd. Las Vegas, NV 89120
Kyleen E. Cane*	Chad Wiener+	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: kcane@kcanelaw.com

July 9, 2004

Nations Rx, Inc.
27 Oakmont Drive
Rancho Mirage, California 92270
Attention: Frank Mashburn, President

Re: Nations Rx, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Nations Rx, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company’s common stock issued pursuant to certain consulting agreements (the "Agreements"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

Based upon the foregoing, we are of the opinion that the common stock to be issued under the Agreements will be validly issued, fully paid and non-assessable.

Very truly yours,

CANE AND ASSOCIATES, LLP

/s/ Kyleen E. Cane
Kyleen E. Cane, Attorney and
Managing Member

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We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

Very truly yours,

CANE AND ASSOCIATES, LLP

/s/ Kyleen E. Cane
Kyleen E. Cane, Attorney and
Managing Member

*Licensed Nevada, California, Washington and Hawaii Bars;
+ Illinois and Wisconsin State Bars

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